Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

PRESS RELEASE

COHERENT CORP. REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2025 RESULTS

•	FY25 REVENUE OF $5.81B, INCREASED 23% Y/Y

•	FY25 GAAP GROSS MARGIN OF 35.2%, INCREASED 424 bps Y/Y; FY25 NON-GAAP GROSS MARGIN OF 37.9%, INCREASED 358 bps Y/Y

•	FY25 GAAP LOSS OF $0.52, IMPROVED $1.32 Y/Y; FY25 NON-GAAP EPS OF $3.53, IMPROVED $2.32 Y/Y

SAXONBURG, Pa., Aug. 13, 2025 (GLOBE NEWSWIRE) – Coherent Corp. (NYSE: COHR) (“Coherent,” “We,” or the “Company”), a global leader in photonics, announced financial results today for the fiscal fourth quarter and full year fiscal 2025 ended June 30, 2025.

Revenue for the fourth quarter of fiscal 2025 was a record $1.53 billion, with GAAP gross margin of 35.7% and GAAP net loss of $0.83 per diluted share. On a non-GAAP basis, gross margin was 38.1% with net income per diluted share of $1.00.

Revenue for the full year fiscal 2025 was a record $5.81 billion, with GAAP gross margin of 35.2% and GAAP net loss of $0.52 per diluted share. On a non-GAAP basis, gross margin was 37.9% with net income per diluted share of $3.53.

Jim Anderson, CEO, said, “We delivered a strong fiscal 2025 with revenue growth of 23% and non-GAAP EPS expansion of 191%. We believe we are well positioned to continue to drive strong revenue and profit growth over the long-term given our exposure to key growth drivers such as AI datacenters. We also continue to optimize and focus our portfolio with the recently announced agreement to sell our Aerospace and Defense business. As we enter a new fiscal year, we are excited about the growth opportunities ahead of us.”

Sherri Luther, CFO, said, “In fiscal 2025, in addition to strong revenue growth, we achieved gross margin expansion of 358 basis points on a year-over-year basis. Revenue growth and margin expansion drove improvement in our operating cash flow, which enabled us to repay approximately $437 million of our outstanding debt for the full fiscal year.”

Selected Fourth Quarter and Full Year 2025 Financial Results and Comparisons (in millions, except percentages and per share data)

Table 1

	GAAP Financial Results (unaudited)
	Q4 FY25	Q3 FY25	Q4 FY24	Q/Q		Y/Y		FY 2025	FY 2024	FY/FY
Revenues	$1,529	$1,498	$1,314	2.1%		16.4%		$5,810	$4,708	23.4%
Gross Margin %	35.7%	35.2%	32.9%	48	bps	284	bps	35.2%	30.9%	424	bps
IR&D Expense %	10.2%	10.1%	9.6%	12	bps	54	bps	10.0%	10.2%	(16	) bps
SG&A Expense %	16.0%	15.4%	17.3%	60	bps	(130	) bps	15.9%	18.1%	(219	) bps
Operating Expenses	$540	$456	$369	18.4%		46.4%		$1,753	$1,360	28.9%
Operating Income(1)	$6	$72	$63	(91.5)%		(90.3)%		$290	$96	201.7%
Operating Margin	0.4%	4.8%	4.8%	(439	) bps	(441	) bps	5.0%	2.0%	295	bps
Net Earnings (Loss) Attributable to Coherent Corp.	$(96)	$16	$(48)	(708.6)%		97.4%		$49	$(156)	(131.6)%
Diluted Loss Per Share	$(0.83)	$(0.11)	$(0.52)	$(0.72)		$(0.30)		$(0.52)	$(1.84)	$1.32

(1)	Operating Income is defined as earnings (loss) before income taxes, interest expense, and other expense or income, net.

Selected Fourth Quarter and Full Year 2025 Financial Results and Comparisons (in millions, except percentages and per share data)

Table 1, continued

	Non-GAAP Financial Results (unaudited)(1)(2)
	Q4 FY25	Q3 FY25	Q4 FY24	Q/Q		Y/Y		FY 2025	FY 2024	FY/FY
Revenues	$1,529	$1,498	$1,314	2.1%		16.4%		$5,810	$4,708	23.4%
Gross Margin %	38.1%	38.5%	35.9%	(43	) bps	220	bps	37.9%	34.3%	358	bps
IR&D Expense %	9.8%	9.4%	9.1%	36	bps	64	bps	9.5%	9.6%	(5	) bps
SG&A Expense %	10.3%	10.4%	11.3%	(15	) bps	(102	) bps	10.5%	11.6%	(109	) bps
Operating Expenses	$307	$297	$269	3.2%		14.2%		$1,165	$998	16.8%
Operating Income	$275	$279	$203	(1.5)%		35.8%		$1,037	$618	67.8%
Operating Margin	18.0%	18.6%	15.4%	(66	) bps	257	bps	17.8%	13.1%	472	bps
Net Earnings Attributable to Coherent Corp.	$192	$177	$111	8.5%		73.6%		$693	$311	122.9%
Diluted Earnings Per Share	$1.00	$0.91	$0.51	$0.09		$0.49		$3.53	$1.21	$2.32

(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

(2)

The Company has disclosed financial measurements in this earnings release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company’s management uses these measurements as an aid in monitoring the Company’s on-going financial performance. The non-GAAP net earnings attributable to Coherent Corp., the non-GAAP diluted earnings per share, the non-GAAP operating income, the non-GAAP gross margin, the non-GAAP research and development, the non-GAAP selling, general and administration, the non-GAAP operating expenses, the non-GAAP interest and other (income) expense, and the non-GAAP income tax, measure earnings and operating income (loss), respectively, excluding non-recurring or unusual items that are considered by management to be outside the Company’s standard operation and excluding certain non-cash items. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance whether (i) items excluded from the non-GAAP financial measures will occur in the future or (ii) there will be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP. All non-GAAP amounts exclude certain adjustments for share-based compensation, acquired intangible amortization expense, restructuring charges (recoveries), impairment of assets held-for-sale, integration and site consolidation expenses, integration transaction expenses, and various one-time adjustments. See Table 6 for the Reconciliation of GAAP measures to non-GAAP measures.

Product Highlights – Fourth Quarter Fiscal 2025

•	First Revenue from 1.6T Datacom Transceivers. Commenced revenue shipments of our 1.6T transceiver products, enabling high-performance AI datacenter applications.

•

First Revenue from Optical Circuit Switch (OCS). Achieved initial revenue for our differentiated liquid-crystal OCS platform, which we estimate will expand our addressable data center market opportunity by over $2 billion by 2030.

•	Advanced Cooling for AI Datacenters. Introduced a new diamond silicon carbide composite material with enhanced thermal conductivity for cooling xPUs in AI datacenters.

•

Industry-first 600W Excimer Laser for Energy Applications. Launched a new excimer laser platform optimized for high-temperature superconductor tape production for emerging energy technologies including fusion.

Business Outlook – First Quarter Fiscal 2026(1)

We expect the sale of our Aerospace and Defense business to close this quarter. As a result, the following outlook excludes approximately $20 million in Aerospace and Defense revenue that we expect will occur after we close the sale.

•	Revenue for the first quarter of fiscal 2026 is expected to be between $1.46 billion and $1.60 billion.

•	Gross margin for the first quarter of fiscal 2026 is expected to be between 37.5% and 39.5% on a non-GAAP basis.

•	Total operating expenses for the first quarter of fiscal 2026 are expected to be between $290 million and $310 million on a non-GAAP basis.

•	Tax rate for the first quarter of fiscal 2026 is expected to be between 18% and 22% on a non-GAAP basis.

•	EPS for the first quarter of fiscal 2026 is expected to be between $0.93 and $1.13 on a non-GAAP basis.

Investor Conference Call / Webcast Details

Coherent will review the Company’s financial results for its fourth quarter of fiscal 2025 and business outlook on Wednesday, August 13, at 5:00 p.m. ET. A live webcast and replay of the conference call will be available on the Investor Relations section of the Company’s website at coherent.com/company/investor-relations. The Company’s financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Additional Information and Where to Find It

In connection with the conference call described above, the Company intends to file an investor presentation as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and to post the investor presentation on the Company’s website at coherent.com/company/investor-relations/investor-presentations after market close on August 13, 2025. We also may, from time to time, post other important information for investors on our website at coherent.com/company/investor-relations. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should review the Investor Relations page of our website referenced above, in addition to following the Company’s press releases, SEC filings, and public conference calls, presentations, and webcasts. Investors and security holders are able to obtain free copies of these documents through the Company’s website referenced above. Copies of the documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at coherent.com/company/investor-relations/sec-filings. The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not part of, this release.

(1)

The Company has not provided a quantitative reconciliation of forward-looking non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP earnings per share, because we cannot, without unreasonable efforts, forecast certain items required to develop comparable GAAP measures. These items include, without limitation, restructuring charges, integration, site consolidation and other expenses, foreign exchange gains (losses), and share based compensation expense. The variability of these items could significantly impact our future GAAP financial results and we believe that the inclusion of any such reconciliations would imply a degree or precision that could be confusing or misleading to investors.

Forward-Looking Statements

This press release contains statements, estimates, and projections that constitute “forward-looking statements” as defined under U.S. federal securities laws – including our estimates and projections for our business outlook for the first quarter of fiscal 2026, each of which is made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from its historical experience and our present expectations or projections.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the terms of the Company’s indebtedness and ability to service such debt in connection with its acquisition of Coherent, Inc., (iii) risks relating to future integration and/or restructuring actions; (iv) fluctuations in purchasing patterns of customers and end users; (v) the ability of the Company to retain and hire key employees; (vi) changes in demand in the Company’s end markets along with the Company’s ability to respond to such market changes; (vii) the timely release of new products and acceptance of such new products by the market; (viii) the introduction of new products by competitors and other competitive responses; (ix) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (x) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; (xii) the impact of trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries; and/or (xiii) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and our subsequently filed Reports, including on Form 10-Q and Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

About Coherent

Coherent is the global photonics leader. We harness photons to drive innovation. Industry leaders in the datacenter, communications, and industrial markets rely on Coherent’s world-leading technology to fuel their own innovation and growth.

Founded in 1971 and operating in more than 20 countries, Coherent brings the industry’s broadest, deepest technology stack; unmatched supply chain resilience; and global scale to help its customers solve their toughest technology challenges. For more information, please visit us at coherent.com.

Contact:

Paul Silverstein

Senior VP, Investor Relations

investor.relations@coherent.com

# # #

Table 2

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Earnings (Loss)*

	THREE MONTHS ENDED
$ Millions, except per share amounts (unaudited)	June 30, 2025	March 31, 2025	June 30, 2024
Revenues	$1,529.4	$1,497.9	$1,314.4
Costs, Expenses & Other Expense (Income)
Cost of goods sold	983.3	970.2	882.4
Research and development	155.7	150.7	126.7
Selling, general and administrative	245.4	231.4	228.0
Restructuring charges	53.9	73.8	14.1
Impairment of assets held-for-sale	85.0	—	—
Interest expense	55.0	57.3	67.8
Other expense (income), net	14.4	4.6	(14.5)

Total Costs, Expenses, & Other Expense	1,592.9	1,488.0	1,304.5

Earnings (Loss) Before Income Taxes	(63.4)	9.9	9.9
Income Taxes	34.7	8.1	56.9

Net Earnings (Loss)	(98.1)	1.8	(47.0)
Net Earnings (Loss) Attributable to Noncontrolling Interests	(2.5)	(13.9)	1.4

Net Earnings (Loss) Attributable to Coherent Corp.	$(95.6)	$15.7	$(48.4)

Less: Dividends on Preferred Stock	33.1	32.7	31.4

Net Loss Available to the Common Shareholders	$(128.8)	$(17.0)	$(79.9)

Basic Loss Per Share	$(0.83)	$(0.11)	$(0.52)

Diluted Loss Per Share	$(0.83)	$(0.11)	$(0.52)

Average Shares Outstanding – Basic	155.5	155.2	152.6
Average Shares Outstanding – Diluted	155.5	155.2	152.6

*	Amounts may not recalculate due to rounding.

Table 2

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Earnings (Loss)*

(Continued)

	YEAR ENDED
$ Millions, except per share amounts (unaudited)	June 30, 2025	June 30, 2024
Revenues	$5,810.1	$4,707.7
Costs, Expenses & Other Expense (Income)
Cost of goods sold	3,766.8	3,251.7
Research and development	581.9	478.8
Selling, general and administrative	926.5	854.0
Restructuring charges	160.1	27.1
Impairment of assets held-for-sale	85.0	—
Interest expense	243.3	288.5
Other expense (income), net	(47.6)	(44.7)

Total Costs, Expenses, & Other Expense	5,715.9	4,855.3

Earnings (Loss) Before Income Taxes	94.2	(147.6)
Income Taxes	64.1	11.1

Net Earnings (Loss)	30.1	(158.8)
Net Loss Attributable to Noncontrolling Interests	(19.3)	(2.6)

Net Earnings (Loss) Attributable to Coherent Corp.	$49.4	$(156.2)

Less: Dividends on Preferred Stock	129.9	123.4

Net Loss Available to the Common Shareholders	$(80.6)	$(279.5)

Basic Loss Per Share	$(0.52)	$(1.84)

Diluted Loss Per Share	$(0.52)	$(1.84)

Average Shares Outstanding - Basic	154.8	151.6
Average Shares Outstanding - Diluted	154.8	151.6

*	Amounts may not recalculate due to rounding.

Table 3

Coherent Corp. and Subsidiaries

Condensed Consolidated Balance Sheets*

$ Millions (unaudited)	June 30, 2025	June 30, 2024
Assets
Current Assets
Cash and cash equivalents	$909.2	$926.0
Restricted cash, current	8.9	174.0
Accounts receivable	964.1	848.5
Inventories	1,437.6	1,286.4
Prepaid and refundable income taxes	55.8	26.9
Prepaid and other current assets	551.6	398.2

Total Current Assets	3,927.2	3,660.1
Property, plant & equipment, net	1,877.5	1,817.3
Goodwill	4,471.1	4,464.3
Other intangible assets, net	3,204.7	3,503.2
Deferred income taxes	53.4	41.0
Restricted cash, non-current	714.8	689.6
Other assets	662.2	313.1

Total Assets	$14,910.9	$14,488.6

Liabilities, Mezzanine Equity and Equity
Current Liabilities
Current portion of long-term debt	$188.3	$73.8
Accounts payable	847.0	631.5
Operating lease current liabilities	41.6	40.6
Accruals and other current liabilities	718.0	597.9

Total Current Liabilities	1,794.8	1,343.8
Long-term debt	3,498.6	4,026.4
Deferred income taxes	711.7	784.4
Operating lease liabilities	165.2	162.4
Other liabilities	259.3	225.4

Total Liabilities	6,429.7	6,542.4
Total Mezzanine Equity	2,483.3	2,364.8
Total Coherent Corp. Shareholders’ Equity	5,644.5	5,210.1
Noncontrolling interests	353.5	371.4

Total Equity	5,998.0	5,581.5

Total Liabilities, Mezzanine Equity and Equity	$14,910.9	$14,488.6

*	Amounts may not recalculate due to rounding.

Table 4

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows*

	YEAR ENDED
$ Millions (unaudited)	June 30, 2025	June 30, 2024
Cash Flows from Operating Activities
Net cash provided by operating activities	$633.6	$545.7

Cash Flows from Investing Activities
Additions to property, plant & equipment	(440.8)	(346.8)
Proceeds from sale of business	27.0	—
Other investing activities	(0.4)	(3.9)

Net cash used in investing activities	(414.2)	(350.7)

Cash Flows from Financing Activities
Contributions from noncontrolling interest holders	—	1,000.0
Proceeds from borrowings of revolving credit facilities	53.7	19.0
Payments on existing debt	(437.0)	(228.8)
Payments on borrowings under revolving credit facilities	(51.7)	(19.0)
Equity issuance costs	—	(31.8)
Proceeds from exercises of stock options and purchases under employee stock purchase plan	49.6	42.3
Payments in satisfaction of employees’ minimum tax obligations	(54.0)	(22.3)
Payment of dividends	(11.4)	—
Other financing activities	(0.9)	(1.1)

Net cash provided by (used in) financing activities	(451.7)	758.3

Effect of exchange rate changes on cash and cash equivalents	75.6	(1.2)
Net increase (decrease) in cash and cash equivalents	(156.8)	952.1
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	1,789.7	837.6

Cash, Cash Equivalents, and Restricted Cash at End of Period	$1,632.9	$1,789.7

*	Amounts may not recalculate due to rounding.

Table 5

Segment Revenues*

	THREE MONTHS ENDED			YEAR ENDED
$ Millions (unaudited)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues:
Networking	$945.2	$897.3	$679.8	$3,421.3	$2,295.7
Materials	236.2	236.7	279.3	953.8	1,016.6
Lasers	348.0	363.9	355.3	1,435.0	1,395.4

Consolidated	$1,529.4	$1,497.9	$1,314.4	$5,810.1	$4,707.7

*	Amounts may not recalculate due to rounding.

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures*

	THREE MONTHS ENDED			YEAR ENDED
$ Millions, except per share amounts (unaudited)	June 30, 2025	March 31, 2025	June 30, 2024(1)	June 30, 2025(1)	June 30, 2024(1)
Gross margin on GAAP basis	$546.1	$527.7	$432.0	$2,043.3	$1,456.0
Share-based compensation	5.8	5.4	5.0	22.5	22.9
Amortization of acquired intangibles(2)	30.6	43.7	30.4	135.1	122.0
Integration, site consolidation and other(3)	(0.4)	—	4.0	1.3	14.8

Gross margin on non-GAAP basis	$582.2	$576.7	$471.4	$2,202.3	$1,615.7

Research and development on GAAP basis	$155.7	$150.7	$126.7	$581.9	$478.8
Share-based compensation	(5.9)	(5.3)	(5.2)	(22.2)	(23.1)
Amortization of acquired intangibles(2)	(0.2)	(3.8)	(0.6)	(5.3)	(2.6)
Integration, site consolidation and other(3)	0.1	(0.4)	(0.7)	(0.2)	(1.7)

Research and development on non-GAAP basis	$149.7	$141.2	$120.2	$554.3	$451.4

Selling, general and administrative on GAAP basis	$245.4	$231.4	$228.0	$926.5	$854.0
Share-based compensation	(32.6)	(29.5)	(18.5)	(116.3)	(80.9)
Amortization of acquired intangibles(2)	(41.2)	(39.6)	(40.7)	(162.4)	(163.6)
Integration, site consolidation and other(3)	(14.4)	(6.0)	(20.2)	(36.7)	(63.3)

Selling, general and administrative on non-GAAP basis	$157.3	$156.3	$148.6	$611.0	$546.3

Restructuring charges on GAAP basis	$53.9	$73.8	$14.1	$160.1	$27.1
Restructuring charges(4)	(53.9)	(73.8)	(14.1)	(160.1)	(27.1)

Restructuring charges on non-GAAP basis	$—	$—	$—	$—	$—

Impairment of assets held-for-sale on GAAP basis	$85.0	$—	$—	$85.0	$—
Impairment of assets held-for-sale(5)	(85.0)	—	—	(85.0)	—

Impairment of assets held-for-sale on non-GAAP basis	$—	$—	$—	$—	$—

Operating income on GAAP basis	$6.1	$71.8	$63.2	$289.9	$96.1
Share-based compensation	44.3	40.2	28.7	161.0	126.9
Amortization of acquired intangibles(2)	72.0	87.2	71.7	302.8	288.2
Restructuring charges(4)	53.9	73.8	14.1	160.1	27.1
Impairment of assets held-for-sale(5)	85.0	—	—	85.0	—
Integration, site consolidation and other(3)	13.8	6.4	24.9	38.2	79.8

Operating income on non-GAAP basis	$275.1	$279.3	$202.7	$1,036.9	$618.0

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures*

(Continued)

	THREE MONTHS ENDED			YEAR ENDED
$ Millions, except per share amounts (unaudited)	June 30, 2025	March 31, 2025	June 30, 2024(1)	June 30, 2025(1)	June 30, 2024(1)
Interest and other (income) expense, net on GAAP basis	$69.5	$61.9	$53.3	$195.7	$243.8
Foreign currency exchange losses, net	(37.0)	(16.7)	(0.9)	(28.4)	(9.5)
Transaction fees and financing(6)	—	—	(2.0)	—	(2.0)

Interest and other (income) expense, net on non-GAAP basis	$32.5	$45.1	$50.4	$167.3	$232.3

Income taxes on GAAP basis	$34.7	$8.1	$56.9	$64.1	$11.1
Tax impact of non-GAAP measures	18.8	47.6	29.1	114.0	112.6
Tax windfall from share-based compensation(7)	1.3	4.2	—	20.5	—
Tax impact of valuation allowance for deferred tax assets(8)	(2.0)	(1.4)	(46.0)	(14.6)	(46.0)

Income taxes on non-GAAP basis	$52.8	$58.5	$40.0	$184.0	$77.7

Net earnings (loss) attributable to Coherent Corp. on GAAP basis	$(95.6)	$15.7	$(48.4)	$49.4	$(156.2)
Share-based compensation	44.3	40.2	28.7	161.0	126.9
Amortization of acquired intangibles(2)	72.0	87.2	71.7	302.8	288.2
Foreign currency exchange losses	37.0	16.7	0.9	28.4	9.5
Restructuring charges(4)	53.9	73.8	14.1	160.1	27.1
Impairment of assets held-for-sale(5)	85.0	—	—	85.0	—
Integration, site consolidation and other(3)	13.8	6.4	24.9	38.2	79.8
Non-controlling interest impact of non-GAAP items	—	(12.3)	—	(12.3)	—
Transaction fees and financing(6)	—	—	2.0	—	2.0
Tax windfall from share-based compensation(7)	(1.3)	(4.2)	—	(20.5)	—
Tax impact of valuation allowance for deferred tax assets(8)	2.0	1.4	46.0	14.6	46.0
Tax impact of non-GAAP measures	(18.8)	(47.6)	(29.1)	(114.0)	(112.6)

Net earnings attributable to Coherent Corp. on non-GAAP basis	$192.3	$177.2	$110.8	$692.6	$310.7

Per share data:
Net loss on GAAP basis
Basic Loss Per Share	$(0.83)	$(0.11)	$(0.52)	$(0.52)	$(1.84)
Diluted Loss Per Share	$(0.83)	$(0.11)	$(0.52)	$(0.52)	$(1.84)
Net earnings on non-GAAP basis
Basic Earnings Per Share	$1.02	$0.93	$0.52	$3.64	$1.24
Diluted Earnings Per Share	$1.00	$0.91	$0.51	$3.53	$1.21

*	Amounts may not recalculate due to rounding.

(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

(2)	Amortization of acquired intangibles includes the write-off of certain impaired intangible assets in the third quarter of fiscal 2025.
(3)

Integration, site consolidation and other costs include retention and severance payments and other integration costs related to the acquisition of Coherent, Inc. Refer to table 7 for a more detailed description of these costs on a consolidated basis.

(4)

Restructuring charges include non-cash impairment charges for production assets and improvements on leased facilities, loss on sale of a facility, severance, contract termination costs and other costs related to the restructuring plans.

(5)	Impairment of assets held-for-sale relate to several entities classified as held for sale at June 30, 2025.
(6)	Transaction fees and financing includes debt extinguishment costs and various fees related to closing the Coherent transaction.
(7)	Windfall tax benefits were recorded on the vesting of share-based compensation.
(8)

Valuation allowance adjustment was related to an increase (decrease) in valuation allowance related to certain deferred tax assets resulting from the Company’s cumulative GAAP net loss that is not recognized for non-GAAP purposes given the historical non-GAAP net earnings.

Table 7

Components of Integration, Site Consolidation and Other Costs Excluded from Non-GAAP Operating Income*

	THREE MONTHS ENDED			YEAR ENDED
$ Millions (unaudited)	June 30, 2025	March 31, 2025	June 30, 2024(1)	June 30, 2025(1)	June 30, 2024(1)
Integration, site consolidations and other costs
Consulting costs related to projects to integrate recent acquisitions into common technology systems and simplify legal entity structure	$14.3	$5.8	$6.5	$35.3	$40.8
Charges for products that are end-of-life, including production equipment to produce those products	—	—	1.0	—	3.2
Employee severance and retention costs for site consolidations as part of our Synergy and Site Consolidation Plan or other actions	(0.5)	0.6	4.2	2.3	14.1
Severance costs related to the retirement of our former CEO/CFO/President	—	—	13.2	0.6	18.7
Direct damages from substation power failure/fire at manufacturing sites	—	—	—	—	3.0

Integration, site consolidations and other costs	$13.8	$6.4	$24.9	$38.2	$79.8

*	Amounts may not recalculate due to rounding.
(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

Table 8

GAAP Earnings (Loss) Per Share Calculation*

	THREE MONTHS ENDED			YEAR ENDED
$ Millions, except per share amounts (unaudited)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Numerator
Net earnings (loss) attributable to Coherent Corp.	$(95.6)	$15.7	$(48.4)	$49.4	$(156.2)
Deduct Series B redeemable preferred dividends	(33.1)	(32.7)	(31.4)	(129.9)	(123.4)

Basic loss available to common shareholders	$(128.8)	$(17.0)	$(79.9)	$(80.6)	$(279.5)

Diluted loss available to common shareholders	$(128.8)	$(17.0)	$(79.9)	$(80.6)	$(279.5)

Denominator
Diluted weighted average common shares	155.5	155.2	152.6	154.8	151.6

Basic loss per common share	$(0.83)	$(0.11)	$(0.52)	$(0.52)	$(1.84)

Diluted loss per common share	$(0.83)	$(0.11)	$(0.52)	$(0.52)	$(1.84)

*	Amounts may not recalculate due to rounding.

Table 9

Non-GAAP Earnings Per Share Calculation*

	THREE MONTHS ENDED			YEAR ENDED
$ Millions, except per share amounts (unaudited)	June 30, 2025	March 31, 2025	June 30, 2024(1)	June 30, 2025(1)	June 30, 2024(1)
Numerator
Net earnings attributable to Coherent Corp. on non-GAAP basis	$192.3	$177.2	$110.8	$692.6	$310.7
Deduct Series B redeemable preferred dividends	(33.1)	(32.7)	(31.4)	(129.9)	(123.4)

Basic earnings available to common shareholders	$159.1	$144.6	$79.4	$562.6	$187.3

Diluted earnings available to common shareholders	$159.1	$144.6	$79.4	$562.6	$187.3

Denominator
Weighted average shares	155.5	155.2	152.6	154.8	151.6
Effect of dilutive securities:
Common stock equivalents	3.7	4.0	3.8	4.5	2.6

Diluted weighted average common shares	159.2	159.1	156.3	159.2	154.3

Basic earnings per common share on non-GAAP basis	$1.02	$0.93	$0.52	$3.64	$1.24

Diluted earnings per common share on non-GAAP basis	$1.00	$0.91	$0.51	$3.53	$1.21

*	Amounts may not recalculate due to rounding.
(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation,